EXHIBIT 16

 Amendment No. 1 dated as of November 15, 1992 to Agreement of Limited
                      Partnership of the Purchaser




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                       AMENDMENT NO. 1
                             TO
              AGREEMENT OF LIMITED PARTNERSHIP
                             OF
                 DWG ACQUISITION GROUP, L.P.



          Amendment No. 1, dated as of November 15, 1992, by and among

Nelson Peltz and Peter W. May, as general partners (the "General

Partners"), and Nelson Peltz and Peter W. May, as limited partners (the

"Initial Limited Partners").

          The General Partners and the Initial Limited Partners

(collectively, the "Partners") are parties to an Agreement of Limited

Partnership of DWG Acquisition Group, L.P. dated as of September 25,

1992 (the "Original Agreement"), pursuant to which they became Partners and formed a limited partnership under and in accordance with the

Delaware Revised Uniform Limited Partnership Act (6 DEL. C. <section>

17-101, ET SEQ.).

          The Partners desire to amend the Original Agreement as

provided in this Amendment No. 1.

          NOW, THEREFORE, the Partners, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:


          1.  Article 6 of the Original Agreement is hereby amended and restated as follows:

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               "6.  POWERS OF GENERAL PARTNERS; OFFICERS; INDEMNITY.

                    6.1  POWERS OF GENERAL PARTNERS.  The powers of the

General Partners include all powers, statutory or otherwise, possessed by general partners under the laws of the State of Delaware.

                    6.2  OFFICERS OF THE PARTNERSHIP.  Except as

otherwise determined by the General Partners, the Partnership may have officers, who shall (i) serve at the pleasure of the General Partners,

(ii) have such powers as are usually exercised by comparably designated officers of a Delaware corporation and (iii) have the power to bind the

Partnership through the exercise of such powers to the extent consistent with the terms hereof.  Initially, the Partnership shall establish the office set forth below and the person listed opposite such office shall be appointed to such office:



          Senior Vice President   Anthony W. Graziano, Jr.-- Legal Affairs


               6.3  INDEMNIFICATION.  To the fullest extent permitted by

law, the Partnership shall indemnify, hold harmless, protect and defend each of the Partners (including each of the General Partners), officers,

employees and agents of the Partnership (collectively, the

"Indemnitees"), against any losses, claims, damages or liabilities,

including, without limitation, legal or other expenses incurred in investigating or defending against any such


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loss, claim, damages or liability, and any amounts expended in settlement of any claim (collectively, "Liabilities"), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the

Partnership or by reason of the fact that he or it is or was a Partner,

officer, employee or agent of the Partnership or is or was serving at the request of the Partnership as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, unless such Liability results from such Indemnitee's own willful malfeasance, fraud or willful violation of this Agreement.  The provisions of this Section 6.3 shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Partner,

officer, employee or agent of the Partnership."

          2.  Except as specifically set forth in this Amendment No. 1,

the Original Agreement shall remain unmodified and in full force and effect and is hereby ratified, as amended by this Amendment No. 1.

          3.  This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State.

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          IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Amendment No. 1 as of the day and year first above written.

                              GENERAL PARTNERS:


                              /S/ NELSON PELTZ
                                 ------------------------------
                                 Nelson Peltz


                              /S/ PETER W. MAY
                                 ------------------------------
                                 Peter W. May


                              LIMITED PARTNERS:


                              /S/ NELSON PELTZ
                              ------------------------------
                              Nelson Peltz


                              /S/ PETER W. MAY
                              ------------------------------
                              Peter W. May